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                                                                    EXHIBIT 21.1


                               UPC Subsidiaries
                               ----------------

Entity                                                             Jurisdiction

Cable-Networks Austria Holding B.V                               The Netherlands
chello broadband N.V                                             The Netherlands
chello broadband B.V                                             The Netherlands
UPC Intermediates B.V                                            The Netherlands
Cable Network Zuid-Oost Brabant Holding B.V                      The Netherlands
Cable Network Holding B.V                                        The Netherlands
Priority Telecom N.V                                             The Netherlands
Priority Telecom Netherlands B.V                                 The Netherlands
United TeleKabel Holding N.V                                     The Netherlands
A2000 Holding N.V                                                The Netherlands
Kabeltelevisie Amsterdam B.V                                     The Netherlands
A2000 Hilversum B.V                                              The Netherlands
Media Groep West B.V                                             The Netherlands
Cable Network Brabant Holding B.V                                The Netherlands
N.V. TeleKabel Beheer                                            The Netherlands
N.V. TeleKabel                                                   The Netherlands
Maxinetwerken B.V                                                The Netherlands
TeleKabel Omroep Facilitair Bedrijf B.V                          The Netherlands
Algemene Kabel Exploitatie Maatschappij B.V                      The Netherlands
CAI Geldermalsen B.V                                             The Netherlands
CAI Wijchen B.V                                                  The Netherlands
CAI Tiel B.V                                                     The Netherlands
CAI Buren B.V                                                    The Netherlands
CAI Dodewaard B.V                                                The Netherlands
CAI Neerijnen-West B.V                                           The Netherlands
CAI Midden Betuwe B.V                                            The Netherlands
CAI Renkum B.V                                                   The Netherlands
CAI Wageningen B.V                                               The Netherlands
Belmarken Holding B.V                                            The Netherlands
CAI Over Betuwe B.V                                              The Netherlands
CAI Heteren B.V                                                  The Netherlands
CAI Elst B.V                                                     The Netherlands
CAI Bemmel B.V                                                   The Netherlands
CAI Valburg B.V                                                  The Netherlands
CAI Gendt B.V                                                    The Netherlands
CAI Almere B.V                                                   The Netherlands
CAI Lingewaal B.V                                                The Netherlands
CAI Dronten B.V                                                  The Netherlands
CAI Lelystad B.V                                                 The Netherlands
CAI Druten B.V                                                   The Netherlands
CAI NKM-Nijmegen B.V                                             The Netherlands
Interway Holding B.V                                             The Netherlands
Binan Investments B.V                                            The Netherlands
U.C.T. - Netherlands B.V                                         The Netherlands
Stipdon Investments B.V                                          The Netherlands

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Entity                                                           Jurisdiction

Zeblas B.V                                                       The Netherlands
Selasa Holding B.V                                               The Netherlands
Paruse B.V                                                       The Netherlands
Bicatobe Investments B.V                                         The Netherlands
TeleKabel Hungary N.V                                            The Netherlands
Zomerwind Holding B.V                                            The Netherlands
Uniport Communications B.V                                       The Netherlands
Cable Network Netherlands Holding B.V                            The Netherlands
Kabeltelevisie Eindhoven N.V                                     The Netherlands
UPC Programming B.V                                              The Netherlands
United Telekabel Holding II B.V                                  The Netherlands
Telekabel Fernsehnetz Klagenfurt Betriebsgesellschaft mbH        Austria
Telekabel-Fernsehnetz Wiener Neustadt/Neunkirchen
Betriebsgesellschaft mbH                                         Austria
Telekabel Wien GmbH                                              Austria
Telekabel-Fernsehnetz Graz Betriebsgesellschaft mbH              Austria
Telekabel-Fernsehnetz Region Baden Betriebsgesellschaft mbH      Austria
chello broadband GmbH                                            Austria
Janco Multicom A.S                                               Norway
chello broadband A.S                                             Norway
Priority Telecom A.S                                             Norway
Radio Public S.A                                                 Belgium
Trnavatel S.R.O                                                  Slovak Republic
KabelTel S.R.O                                                   Slovak Republic
Burgos Sistemas de Cable S.A                                     Spain
UII Management                                                   Delaware
UIH Romania Ventures Inc.                                        Delaware
Magyar Programming Holding Co.                                   Delaware
Kabelkom Management Co.                                          Delaware
Kabelkom Holding Co.                                             Delaware
Kabel Net Holding A.S                                            Czech Republic
Kabel Net Brno A.S                                               Czech Republic
chello broadband Limited                                         United Kingdom
Tara Television Global Limited                                   United Kingdom
Tara Television UK                                               United Kingdom
UPC Services Ltd.                                                United Kingdom
Xtra Music Limited                                               United Kingdom
United International Holdings, Inc.                              Colorado
UIH Turkey Inc.                                                  Colorado
UCI Enterprises Inc.                                             Colorado
UIH Romania Inc.                                                 Colorado
United International Investments                                 Colorado
Melita Partnership                                               Colorado
Multicanal Televisao por Cabo, SGPS, Lda                         Portugal
Intercabo - Televisao por Cabo, SGPS, Lda                        Portugal
Intercabo Centro - Televisao por Cabo, S.A                       Portugal
Intercabo Atlantico - Comunicacoes por Cabo, S.A                 Portugal
Intercabo Norte - Comunicacoes por Cabo, S.A                     Portugal
Intercabo Capital - Comunicacoes por Cabo, S.A                   Portugal

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Entity                                                              Jurisdiction

Intercabo Sul - Comunicacoes por Cabo, S.A                            Portugal
Bragatel - Companhia de Televisao por Cabo de Braga S.A               Portugal
MediaReseaux S.A                                                      France
MediaReseaux Marne S.A                                                France
chello broadband S.A.R.L                                              France
Eurosat S.R.L                                                         Romania
Multicanal Holdings S.R.L                                             Romania
Control Cable Ventures S.R.L                                          Romania
Tara Television  Ltd.                                                 Ireland
Tishdoret Achzakot Ltd.                                               Israel
Tevel Israel International Communications Ltd.                        Israel
Israel Cable Programming Company Ltd.                                 Israel
Gvanim Cable Television Ltd.                                          Israel
Gvanim Krayot Cable Television Ltd.                                   Israel
Melita Cable TV P.L.C                                                 Malta
Hungary Holding Co.                                                   New York
Miskolci Kabel-TV Kereskedelmi es Szolgaltato Kft                     Hungary
Anfel-Kabelkom Kabelkommunikacios Kft                                 Hungary
Hajdu Kabelkom Kabelkommunikacios Kft                                 Hungary
Kabelkom-Dunaujvaros Kabelkommunikacios Kft                           Hungary
Telestar-Kabelkom Kabelkommunikacios Kft                              Hungary
Kabelkom-Szolnok Kabelkommunikacios Kft                               Hungary
Kabelkom Nyiregyhaza Kabelkommunikacios Kft                           Hungary
Kabelkom Pecsi Kabeltelevizio Kft                                     Hungary
Kabeltel Kabeltelevizio  Szolgaltato Kft                              Hungary
Global Kabeltelevizio Kft                                             Hungary
Kabelkom Szekesfehervar Kabelkommunikacios Kft                        Hungary
Kabelkom Veszprem Kabelkommunikacios Kft                              Hungary
L.N.C.I. Kabelrendszer Uzemelteto Szolgaltato Kft                     Hungary
Kabeltel Budapest Kabeltelevizios Szolgaltato Kft                     Hungary
Kabel TV Szervezo es Szolgaltato Kft                                  Hungary
Kabeltel Kanizsa Kabeltelevizios Kft                                  Hungary
Kabeltel Sopron Kabeltelevizios Szolgaltato Kft                       Hungary
Sopron Varosi Onallo Kozsolgalati Televizio Kft                       Hungary
Kabeltel-Elektra Kabeltelevizios Szolgaltato Kft                      Hungary
Megasat Gyarto Szolgaltato es Kereskedelmi Kft                        Hungary
Kabelkom Kabeltelevizios Kft                                          Hungary
CEU Kozep-Europai Tavkozlesi Kommunikacios Kft                        Hungary]
[UPC Kft.